UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2017 (April 4, 2017)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)
001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)
c/o Avenue Capital Group 399 Park Avenue, 6th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
212-878-3504
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

The information disclosed below in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2017, Charles S. Roberts (“Mr. Roberts”) resigned from the Board of Directors of ACRE Realty Investors Inc. (the “Company”).

As a result of his resignation from the Board of Directors of the Company, all rights and obligations of Mr. Roberts under the Governance and Voting Agreement, dated January 30, 2015, by and among the Company, A-III Investment Partners LLC, and Mr. Roberts (the “Governance and Voting Agreement”) were terminated upon his resignation. The Governance and Voting Agreement was previously disclosed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: April 7, 2017	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President,
General Counsel and Secretary